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                                                                    EXHIBIT 99.3

                       AGREEMENT FOR GLOBAL RESOLUTION AND

                          MUTUAL RELEASE OF ALL CLAIMS

         This Agreement for Global Resolution and Mutual Release of All Claims (the "Global Resolution Agreement") is made and entered into as of December 23, 2003, by and between Cygnus, Inc., a Delaware Corporation with its principal place of business at 400 Penobscot Drive, Redwood City, California 94063 ("Cygnus") and Sankyo Pharma Inc., a Delaware Corporation with its principal place of business at Two Hilton Court, Parsippany, New Jersey 07054 ("Sankyo Pharma"). Cygnus and Sankyo Pharma may be referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

WHEREAS:

A. On or about November 28, 2001, Sankyo Pharma and Cygnus entered into a contract creating a business relationship between the Parties;

B. On or about October 6, 2003, Cygnus filed a complaint in the Superior Court for the State of California for the County of San Mateo, captioned Cygnus, Inc. v. Sankyo Pharma Inc. and Sankyo Co. Ltd., Case No CIV 434656 (the "Matter"). Sankyo Pharma filed an answer and cross-claims against Cygnus in the Matter. The complaint and the allegations, causes of action, and claims for relief alleged, or which could have been alleged, in the Matter or as cross-claims to the Matter are collectively referred to as the "Action";

C        Cygnus and Sankyo Pharma each desire to resolve finally all asserted or potential disputes or claims that did, could or might arise from or relating to their business relationship or the Action on the terms and conditions set forth below, and each desires to obtain full, final and mutual releases from the other regarding any and all claims related to or that might have arisen from the Action or as a result of the business relationship by and between Cygnus and Sankyo Pharma;

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby stipulate and agree as follows:

         1. Dismissals. Upon the full execution of this Global Resolution Agreement, Cygnus shall deliver to Sankyo Pharma an executed dismissal with prejudice of all claims in the Matter ("Cygnus Dismissal") that shall be complete in all respects and ready for filing with the Superior Court of California for the County of San Mateo, and Sankyo Pharma shall deliver to Cygnus a dismissal with prejudice of all claims in the Matter ("Sankyo Pharma Dismissal") that shall be complete in all respects and ready for filing with the Superior Court of California for the County of San Mateo, both dismissals shall be made consistent with Section 581 of the California Code of Civil Procedure. The dismissals shall be held by counsel for each Party until completion of payment as set forth in Paragraph 11 has occurred and been confirmed in writing by Cygnus, at which time the dismissals shall be

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filed with the Superior Court of California for the County of San Mateo. Each
Party shall bear its own attorneys' fees and costs incurred in the Action.

         2. Termination of Agreements. As of the date of the full execution of this Global Resolution Agreement, the Parties acknowledge and agree that the Sales, Marketing and Distribution Agreement executed by Cygnus and Sankyo Pharma on or about July 8, 2002 ("Sales, Marketing and Distribution Agreement"), the First Amendment to the Sales, Marketing and Distribution Agreement executed on January 23, 2003, the Memorandum of Understanding (TheraCom) executed on January 23, 2003, the Supply Agreement executed by Cygnus and Sankyo Pharma on or about January 23, 2003 ("Supply Agreement"), and the letters dated March 19, 2003, concerning purchases and deferrals, and any and all licenses to patents and other licenses granted in such agreements, and any and all other contracts, agreements, purchase orders, obligations, promises or other purported basis of obligation (collectively, the "Sankyo Pharma-Cygnus Agreements"), except as expressly set forth in Paragraphs 16 and 17 of this Global Resolution Agreement, are hereby unequivocally terminated and rendered without validity, force or effect (specifically including all provisions relating to any rights or obligations that may survive termination of any of the Sankyo Pharma-Cygnus Agreements). Any use of text, terms or language, sections or sub-sections derived from the Sankyo Pharma-Cygnus Agreements in this Global Resolution Agreement or elsewhere shall in no way be deemed a resurrection or incorporation into this Global Resolution Agreement of any aspect of the Sankyo Pharma-Cygnus Agreements for any reason, absent an express intent to do so set forth in this Global Resolution Agreement.

         3. Sales, Marketing and Distribution Activity. Concurrent with the full execution of this Global Resolution Agreement, Sankyo Pharma shall discontinue all sales, marketing, distribution, including but not limited to distribution of Product by the Sankyo Pharma sales force, promotion, educational or other related activities for any of Cygnus' reverse iontophoresis (i.e., using electric current for sampling substance from a human) glucose monitoring products, including, but not limited to, the GlucoWatch G2(R) Biographer approved by the FDA on March 21, 2002 (the primary, re-usable glucose monitoring component), the AutoSensor (the disposable, glucose monitoring component, sold either alone or in combination with another product), and other accessories that specifically relate to the GlucoWatch G2(R) Biographer, and upgrades thereto (the "Product"), or any other Cygnus product, except as is expressly set forth in this Global Resolution Agreement.

         4. Distribution and Customer Services. Commencing with the full execution of this Global Resolution Agreement, Sankyo Pharma agrees to provide those certain services set forth in Exhibit A until the earlier of: (1) June 30, 2004, or (2) written notice from Cygnus to discontinue any service or obligation that is set forth in Exhibit A (at which time Sankyo Pharma may discontinue providing the service or obligation set forth in the written notice). If, at any time before June 30, 2004, Cygnus determines that Sankyo Pharma may discontinue providing all services and obligations set forth in Exhibit A, Cygnus shall send Sankyo Pharma written notice that it may discontinue providing all services set forth in Exhibit A (the "Cessation Notice"). The period of time between the full execution of this Global Resolution Agreement and the earlier of (1) June 30, 2004, or (2) Sankyo Pharma's receipt of the Cessation Notice, shall constitute the term of this agreement ("Term"). During the Term, Cygnus will undertake to implement an alternative sales, marketing and

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distribution arrangement that would replace the services set forth in Exhibit A.
In all events, Sankyo Pharma shall discontinue performing all services set forth in Exhibit A on or before July 1, 2004, and shall return to Cygnus all Product remaining in its possession or control on that date, pursuant to Exhibit A.

         5. Proceeds from Sales. The price for the sale of Product by Sankyo Pharma to TheraCom is set forth in Exhibit E ("Price"). The Price shall not be modified by Sankyo Pharma by more than 10% (higher or lower) without prior written consent of Cygnus. For all Product sold by Sankyo Pharma to TheraCom during the Term, Sankyo Pharma shall retain 70% and shall pay Cygnus 30% of all monies from such sales of Product. Within the first 7 calendar days of every month during the Term, Sankyo Pharma shall provide Cygnus with a sales report identifying the amount and type of Product sold to TheraCom for the previous month, and shall pay Cygnus all amounts owed to Cygnus for sales made during such month. In addition, Sankyo Pharma shall provide Cygnus with weekly sales reports identifying the amount of sales, number of units sold each week, and lot numbers for all such sales from Sankyo Pharma to TheraCom, as well as the amount of sales and number of units sold from TheraCom to end-users of the Product.

         6. Licenses. Cygnus shall grant all necessary licenses or rights, on a non-exclusive basis, to Sankyo Pharma sufficient to allow Sankyo Pharma to fulfill the limited obligations set forth in Exhibit A. All licenses and rights granted under this Paragraph will terminate at the end of the Term. No other licenses or rights, whether express or implied, in Cygnus' intellectual property are granted by Cygnus to Sankyo Pharma or its affiliates.

         7. Inventory and Reports. Within a commercially reasonable period of time after the full execution of this Global Resolution Agreement (not to exceed 21 days), and again at the end of the Term, Sankyo Pharma will provide to Cygnus the results of a physical inventory of all Product in its possession or control. Each such inventory shall identify the type and amount and lot numbers of all such Product as of the date of this Global Resolution Agreement and the end of the Term, respectively. Upon receipt and review of either or both of the inventory reports permitted herein, Cygnus shall have the right to audit, or cause an independent auditor or other qualified agent to audit, at Cygnus' expense, Sankyo Pharma's physical inventory and inventory records for the Products to verify the inventory reports provided by Sankyo Pharma. Sankyo Pharma agrees to cooperate in good faith with any such audit. Effective as of the date of the full execution of this Global Resolution Agreement, title to all Product in Sankyo Pharma's possession or control shall hereby transfer from Sankyo Pharma to Cygnus. After title in such Product has transferred to Cygnus, no Product may be shipped from CORD to TheraCom unless such shipment has been approved in writing by Cygnus, which approval shall not be unreasonably withheld, and in any case such approval shall be deemed granted 3 business days after Sankyo delivers a written request for shipment to the person so designated by Cygnus to receive such notice. Upon written request by Cygnus, Sankyo Pharma will dispose of any AutoSensors that have become stale dated at Sankyo Pharma's sole cost. Cygnus shall be under no obligation to replace any such stale-dated AutoSensors. On or before January 15, 2004, Sankyo Pharma will provide Cygnus with a written report of all Product sold during the fourth quarter of 2003. Sankyo Pharma shall have until February 29, 2004, to collect all new and unused Product in the possession of its sales force, and return such product to Sankyo Pharma's inventory, and shall destroy all used Product in the

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possession of its sales force.

         8. Contact Information. Within 30 calendar days of the full execution of this Global Resolution Agreement, Sankyo Pharma will use commercially reasonable efforts to provide Cygnus with a list of those physicians and other medical personnel Sankyo Pharma, or anyone acting on Sankyo Pharma's behalf or direction, has contacted regarding the Product. Sankyo Pharma will provide, if possible, the name and address, the insulin-prescribing category and the Product prescribing history for each such individual. Within 30 calendar days of the full execution of this Global Resolution Agreement, Sankyo Pharma will also provide Cygnus with a list of all outside vendors and the respective services Sankyo Pharma uses or has used to provide distribution and customer service activities in connection with the Sankyo Pharma-Cygnus Agreements, including a description of the services provided by each such vendor. Additionally, within 14 calendar days of the full execution of this Global Resolution Agreement, Sankyo Pharma and Cygnus will each provide the other with a designated contact person in the event that there are issues to be resolved with the distribution and customer service activities set forth in Exhibit A.

         9. Medical Reimbursements. Within 30 calendar days of the full execution of this Global Resolution Agreement, Sankyo Pharma will provide Cygnus with a written report of the status of its efforts to secure medical reimbursement for purchase of the Product, including the names and contact information for each of the medical and government plans Sankyo Pharma has contacted.

         10. No Assumption of Obligations. To the extent any Party entered into any contract or arrangement with any third party in connection with any obligations arising out of or relating to the Sankyo Pharma-Cygnus Agreements, no other Party shall be required to assume any obligations pursuant to such contract or arrangement. To the extent any Party who entered into any such contract or arrangement with a third party is obligated to pay any money or take any other action as a result of this Global Resolution Agreement, that Party is solely responsible for undertaking the required action, and nothing in this Global Resolution Agreement may be used to attempt to transfer that obligation to any other Party.

         11. Payment. Sankyo Pharma agrees to pay via wire transmission to Cygnus the cash sum of $30,000,000 at the time that the Parties exchange the dismissals required under Paragraph 1, and the executed signature pages of this Global Resolution Agreement. The Parties expressly agree that no additional payments of any type are due or owing by any Party pursuant to the Sankyo Pharma-Cygnus Agreements (except for payments that may arise as contemplated in this Global Resolution Agreement).

         12. Release by Cygnus. For and in consideration of the terms and provisions of this Global Resolution Agreement, Cygnus, on behalf of itself and, as applicable, each of its employees, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors, assigns, current and former directors and officers, stockholders and direct and indirect parents, subsidiaries and affiliates, hereby fully and forever releases and discharges Sankyo Pharma , each of its employees, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors, assigns, current and former directors and officers, stockholders and direct and indirect parents, subsidiaries and affiliates from and against any and all liability, claims, demands, contracts, debts, obligations,

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damages, losses, actions, causes of action, or suits of whatever kind or nature, whether known or unknown, that arise out of or relate to the Action, or the business relationship by and between Cygnus and Sankyo Pharma (other than this Global Resolution Agreement), as well as the causes of action that Cygnus has asserted, or could have asserted, in the Action, and Cygnus covenants not to sue or otherwise institute or prosecute any legal, administrative or other proceeding against Sankyo Pharma except as may be necessary to enforce the provisions of this Global Resolution Agreement.

         13. Waiver of Section 1542 of the Civil Code by Cygnus. Cygnus expressly waives any and all rights and benefits conferred upon it by Section 1542 of the California Civil Code and any comparable provisions under the laws of any other state with respect to the claims released in Paragraph 6 of this Global Resolution Agreement. Section 1542 provides:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Cygnus acknowledges that this knowing and voluntary waiver of Section 1542 and any comparable provisions under the law of any other state is an essential and material term of this Global Resolution Agreement, and that without such a waiver this Global Resolution Agreement would not have been entered into.

         14. Release by Sankyo Pharma. For and in consideration of the terms and provisions of this Global Resolution Agreement, Sankyo Pharma, on behalf of itself and, as applicable, each of its employees, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors, assigns, current and former directors and officers, shareholders and direct and indirect subsidiaries and affiliates, hereby fully and forever releases and discharges Cygnus, each of its employees, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors, assigns, current and former directors and officers, stockholders and direct and indirect parents, subsidiaries and affiliates from and against any and all liability, claims, demands, contracts, debts, obligations, damages, losses, actions, causes of action, or suits of whatever kind or nature, whether known or unknown, that arise out of or relate to the Action, or the business relationship by and between Cygnus and Sankyo Pharma (other than this Global Resolution Agreement), as well as the causes of action that Sankyo Pharma has asserted, or could have asserted, in the Action, and Sankyo Pharma covenants not to sue or otherwise institute or prosecute any legal, administrative or other proceeding against Cygnus, except as may be necessary to enforce the provisions of this Global Resolution Agreement.

         15. Waiver of Section 1542 of the Civil Code by Sankyo Pharma. Sankyo Pharma expressly waives any and all rights and benefits conferred upon it by Section 1542 of the California Civil Code and any comparable provisions under the laws of any other state with respect to the claims released in Paragraph 6 of this Global Resolution Agreement. Section 1542 provides:

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         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT
         KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Sankyo Pharma acknowledges that this knowing and voluntary waiver of Section 1542 and any comparable provisions under the law of any other state is an essential and material term of this Global Resolution Agreement, and that without such a waiver this Global Resolution Agreement would not have been entered into.

         16. Indemnification by Cygnus. Cygnus agrees that its obligation to indemnify, hold harmless and defend that exists in Paragraph 12.1 of the Sales, Marketing and Distribution Agreement of July 8, 2002 survives that Agreement and continues forward consistent with this Global Resolution Agreement. Additionally, Cygnus agrees to indemnify, hold harmless and defend Sankyo Pharma, its affiliates and their respective officers, directors, employees, agents and representatives from and against any and all liabilities, losses, suits, claims, damages and expenses (including, without limitation, attorneys' fees, expert fees and other disbursements) (collectively, "Liabilities") asserted against or incurred by Sankyo Pharma arising from (a) the use, distribution by Cygnus, marketing by Cygnus, field sales activity by Cygnus, sale by Cygnus, repair or replacement, manufacture and/or supply of the Product (including, without limitation, Liabilities relating to product liability, product deficiencies and/or personal injury); (b) the breach by Cygnus of any of its representations, warranties or other obligations under this Global Resolution Agreement; (c) a claim by a third party that the marketing, sales, use, offer for sale or sale of the Product in the Territory during the Term or use of sales and marketing material created by Cygnus related to the Product in the Territory during the Term infringes any patent, trademark, copyright or other intellectual property rights of such third party; and/or (d) any negligence or willful misconduct of Cygnus; except to the extent any such Liabilities set forth above result from the breach by Sankyo Pharma of its representations, warranties or obligations under this Global Resolution Agreement or its negligence or willful misconduct, or its sale, marketing or distribution of Product in a manner which is inconsistent with the terms of this Global Resolution Agreement. THE INDEMNIFICATION PROVIDED HEREBY SHALL NOT BE DEEMED TO INCLUDE INDEMNIFICATION FOR LOST PROFITS OR INDIRECT OR CONSEQUENTIAL DAMAGES OF SANKYO. Any indemnification hereunder shall be net of any insurance proceeds recovered by Sankyo Pharma. This indemnification obligation shall survive the termination of this Global Resolution Agreement.

         17. Indemnification by Sankyo Pharma. Sankyo Pharma agrees that its obligation to indemnify, hold harmless and defend that exists in Paragraph
12.2 of the Sales, Marketing and Distribution Agreement of July 8, 2002 survives that Agreement and continues forward consistent with this Global Resolution Agreement. Additionally, Sankyo Pharma agrees to indemnify, hold harmless and defend Cygnus, its affiliates and their respective officers, directors, employees, agents and representatives from and against any Liabilities asserted against or incurred by Cygnus, arising out of or relating to (a) the distribution by Sankyo Pharma, marketing by Sankyo Pharma, field sales activity by Sankyo Pharma, sale by Sankyo Pharma of Product; (b) the breach by Sankyo Pharma of any of its

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representations, warranties or other obligations under this Global Resolution
Agreement; (c) a claim by a third party that use of sales and marketing material created by Sankyo Pharma related to the Product in the Territory during the Term infringes any patent, trademark, copyright or other intellectual property rights of such third party; and/or (d) any negligence or willful misconduct of Sankyo Pharma; except to the extent any such Liabilities set forth above result from the breach by Cygnus of its representations, warranties or obligations under this Global Resolution Agreement or its negligence or willful misconduct, or its sale, marketing or distribution of Product in a manner which is inconsistent with the terms of this Global Resolution Agreement. Sankyo Pharma further agrees to indemnify, hold harmless, and defend Cygnus from any lawsuit or legal action initiated by Sankyo Co., Ltd. arising out of or relating to the Action or the business relationship between and among Cygnus, Sankyo Pharma and/or Sankyo Co. Ltd. through the date of the full execution of this Global Resolution Agreement. THE INDEMNIFICATION PROVIDED HEREBY SHALL NOT BE DEEMED TO INCLUDE INDEMNIFICATION FOR LOST PROFITS OR INDIRECT OR CONSEQUENTIAL DAMAGES OF CYGNUS. Any indemnification hereunder shall be net of any insurance proceeds recovered by Cygnus. This indemnification obligation shall survive the termination of this Global Resolution Agreement.

         18. Non-Assignment of Claims. Each Party hereto represents and warrants to each other Party hereto that no portion of any claim, right, interest, demand, debt, liability, account, obligation or cause of action released herein has been assigned, conveyed or transferred, by operation of law or otherwise, to any other person or entity. In the event that any claim, demand or suit should be made or instituted against any Party hereto because of any such purported assignment, conveyance or transfer, the Party from whom such assignment, conveyance or transfer was alleged to have occurred agrees to indemnify and hold harmless the other Party against such claim, suit or demand and to pay and satisfy any such claim, suit or demand, including all expenses of investigation, attorneys' fees and costs.

         19. Authority to Enter into Global Resolution Agreement. All individuals signing this Global Resolution Agreement warrant and represent that they have full authority to execute the same on behalf of the Party on whose behalf each signs. Each Party hereto warrants and represents that it has full power and authority to perform all obligations set forth in this Global Resolution Agreement, and agrees to execute all documents and instruments necessary to implement this Global Resolution Agreement.

         20. Later Discovered Facts. The Parties are aware that they may hereafter discover claims or facts in addition to or different from those they now know or believe to be true with respect to the Matter, the Action, or any aspect of the business relationship by or between the Parties. Nevertheless, it is the Parties' intention to fully, finally, and forever settle and release all such matters and all claims within the scope of the above releases that may exist or may heretofore have existed.

         21. Integrated Instrument. This Global Resolution Agreement (including all Exhibits attached hereto) constitutes a single, integrated written contract expressing the entire agreement of the Parties. No covenants, agreements, representations, or warranties of any kind whatsoever, whether express or implied in law or fact, have been made by any Party to this Global Resolution Agreement, except as specifically set forth in this Global Resolution Agreement. All prior or contemporaneous discussions or negotiations have been

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and are merged and integrated into, or are superseded by, this Global Resolution
Agreement.

         22. No Oral Modification. This Global Resolution Agreement may not be altered, amended, or extinguished except by a writing which expressly refers to this instrument and is signed subsequent to the date of this instrument by duly authorized representatives of the respective Parties.

         23. Severability. If any provision of this Global Resolution Agreement is held to be invalid, void, or unenforceable for any reason, the balance of the provisions shall nevertheless remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         24. Full Satisfaction. The consideration to be paid under this Global Resolution Agreement, the releases of liability herein, and the obligations required under this Global Resolution Agreement are acknowledged by the Parties to be in full and complete settlement and satisfaction of all claims, as released above.

         25. No Admissions. The Parties understand and acknowledge that this Global Resolution Agreement constitutes a compromise and settlement of disputed claims and is not an admission of liability or wrongdoing by any Party. The Parties agree that neither this Global Resolution Agreement nor any of its terms shall be offered or received as evidence in any proceeding in any forum as an admission or as other evidence of any liability or wrongdoing.

         26. Counterparts. This Global Resolution Agreement may be executed in counterparts and by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         27. Headings. The headings and captions used in this Global Resolution Agreement are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

         28. Voluntary Execution. The Parties respectively represent and warrant that:

                  28.1 No Party has made any statement or representation to any other Party regarding any fact relied upon in entering into this Global Resolution Agreement. This Global Resolution Agreement is made without reliance upon any inducement, statement, promise, or representation other than those contained within this Global Resolution Agreement.

                  28.2 This Global Resolution Agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of the Parties hereto, with the full intent of releasing all claims, except as expressly reserved herein.

                  28.3     The Parties have read this Global Resolution
         Agreement.

                  28.4 The terms of this Global Resolution Agreement have been reviewed by the respective counsel for the Parties prior to signing, and each Party has had an

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         opportunity to fully discuss the terms with counsel. The Parties agree that, in any subsequent interpretation and construction of this agreement, California Civil Code Section 1654 and any comparable provisions under the laws of any other state shall not apply, and the provisions of this Global Resolution Agreement shall not be construed against any Party by virtue of its participation in the drafting of this Global Resolution Agreement.

                  28.5 The Parties understand the terms and consequences of this Global Resolution Agreement and of the releases it contains.

                  28.6 The Parties are fully aware of the legal and binding effect of this Global Resolution Agreement.

         29. Governing Law. This Global Resolution Agreement shall be governed, construed and enforced in accordance with the laws of the State of California, without giving effect to its choice of law provisions.

         30. Dispute Resolution. The Parties agree that any dispute arising from or relating to this Global Resolution Agreement shall be brought in the Superior Court of California for the County of San Mateo if such court has proper jurisdiction over the matter or property at issue or, in the event such dispute must be resolved in federal court, the United States District Court for the Northern District of California, San Francisco Division. In the event of any legal action arising out of or relating to this Global Resolution Agreement, the prevailing Party shall be entitled to a full recovery of its attorneys' fees from the non-prevailing Party.

         31. Publicity, News or Press Releases. The Parties expressly agree and make a material part of the consideration for the benefit of the bargain between or among the Parties for this Global Resolution Agreement that no Party, or other entity or person under the direction or control of any Party (including, but not limited to, any agent, employee, contractor, business entity, and service provider under the control of any Party) shall publish, display, or issue to any non-Party any statement, news release, press release, publicity release, website posting, Internet communication, or other method of dispersing information regarding the existence or any term or condition of this Global Resolution Agreement, or any facts, opinions or circumstances related thereto ("Published Release"), whether intentional, accidental or otherwise, unless and until the Parties have arrived at an agreed upon text for such Published Release, or for each of several Published Releases as the case may be. Each such Published Release shall be attached in Exhibit D hereto and Exhibit D shall set forth the time, manner, medium and proposed audience for each such release as agreed to by the Parties.

                  31.1 After or simultaneous with the Published Releases set forth in Exhibit D have been published, the Parties may find themselves in need of generating additional statements to the public, specifically to the U.S. Securities and Exchange Commission, market analysts, or the Party's relevant marketplace. No such statement published to any non-Party ("Individual Release") may contradict the letter, meaning or spirit of any of the Published Releases, nor may any such Individual Release incorporate language reasonably interpretable as aggressive,

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         demeaning, disparaging, negative (whether under the aegis of opinion or fact), impugning or otherwise derogatory to any other Party, its people, culture, business, products or services, nor may it disclose or state, or purport to disclose or state, any facts, circumstances, assertions or opinions regarding the Matter, the Action, the business relationship of the Parties or this Global Resolution Agreement in any manner inconsistent with the Published Releases, absent agreement from writing of the Parties.

                  31.2 The Parties agree that given the context of the underlying dispute and issues raised therein, that breach of this Paragraph or any of its subparts shall be deemed a conclusive material breach of this Global Resolution Agreement, and shall entitle the non-breaching Party to seek and obtain upon application injunctive relief against such an Individual Release and against the breaching Party, and the non-breaching Party shall be entitled to fully avail itself of all other remedies that may be available under the law as against the breaching Party.


         32. Assignment. This Global Resolution Agreement shall not be assignable by any Party without the prior written consent of the other Parties.

         33. Change of Control. In the event of a Change of Control of Cygnus at any time during the Term, all obligations, duties or responsibilities owed by Sankyo Pharma under this Global Resolution Agreement shall become immediately nullified and unenforceable.

         34. For purposes of this Global Resolution Agreement, a "Change of Control" shall mean an event where:

                  (i) any "Person(s)", meaning any natural person(s), corporation(s), general partnership(s), limited partnership(s), joint venture(s), proprietor-ship(s) or business organization(s), acquires beneficial ownership of capital stock of Cygnus entitling the holder(s) thereof to at least fifty-one percent (51%) of the voting power of the then outstanding capital stock of Cygnus with respect to the election of directors of Cygnus; or

                  (ii) Cygnus enters into a binding written agreement for a merger, consolidation or similar transaction with another Person (the "Acquiring Corporation") in which:

                           (A) Cygnus is not the surviving corporation in such transaction; or

                           (B) the members of the Board of Directors of Cygnus prior to such transaction constitute less than one-half of the members of the Board of Directors of the Acquiring Corporation following such transaction; or

                           (C) at least fifty-one percent (51%) of the voting power of the outstanding capital stock of the Acquiring Corporation with respect to the election of directors following such transaction is held by Persons who were shareholders of the Acquiring Corporation prior to such transaction; or

                  (iii) Cygnus enters into a binding written agreement for the sale to any Person(s) in one or more related transactions, properties or assets representing at least fifty-one percent (51%) of Cygnus' consolidated total assets as reflected on its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, provided that all or substantially all of the properties and assets used in connection with Cygnus' business are included in such transaction(s).

         35. Confidentiality. Each Party agrees that any Proprietary Information it has obtained or will obtain from any other Party is the confidential property of the disclosing Party, and may not be used by the receiving Party other than in connection with the activities contemplated under this Global Resolution Agreement. Except as expressly permitted in this Global Resolution Agreement, the receiving Party will hold in confidence and not use or disclose any Proprietary Information of the disclosing Party and shall obtain the prior written permission of the other party before releasing such Proprietary Information to a third party. If such permission is granted, the releasing Party shall ensure that the third party is bound to the same obligations of confidentiality. The restrictions on use and disclosure of Proprietary Information imposed upon a receiving Party under this Paragraph shall continue in full force and effect during the Term and for a period of 5 years thereafter.

                  35.1     "Proprietary Information" of a Party means:

                  (i) all inventions, processes, materials, know-how, and ideas of such Party;

                  (ii) non-public financial information concerning such Party;

                  (iii) in the case of Cygnus, among other information, Cygnus' research and development and new product plans, and, in the case of Sankyo Pharma, among other information, Sankyo Pharma's sales, marketing, and distributions plans;

                  (iv) any other information designated as confidential by such Party in writing; provided that Proprietary Information shall not include any information that is:

                           (A) already in possession of the receiving Party at or before the time of disclosure hereunder as shown by the receiving Party's files existing at the time of disclosure antedating the date of disclosure; or

                           (B) now or hereafter publicly known or otherwise known by the receiving party through no wrongful act of the receiving party (provided that if Proprietary Information becomes publicly known, this shall not excuse a prior disclosure by the receiving Party); or

                           (C) lawfully received by the receiving Party from a third party without obligation of confidence; or

                           (D) developed by the receiving Party or its affiliates independent of any disclosure made hereunder as shown by the receiving Party's files; or

                           (E) required by law to be disclosed by the receiving party, provided that the disclosing party is given at least 10 calendar days written notice of the legal requirement.

         36. Force Majeure. No liability or loss of rights hereunder shall result to any Party from delay or failure in performance (other than payment of money) caused by governmental actions or restrictions (provided that any such governmental action or restriction was not the result of actions of a Party to this Global Resolution Agreement), war, terrorist activities, civil commotion, riots, strikes, power outages, lock outs and acts of God such as fire, flood, earthquakes, lightning, drought or other similar or dissimilar causes that are beyond the control of the Parties (each, a "Force Majeure Act").

         37. Nonemployment. During the Term and for a period 1 year thereafter, no Party will employ any current employee of any other Party unless agreed to in writing by such other Party.

         38. Interpretation. The Parties agree that the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement and that the terms and conditions of this Agreement shall be construed fairly with respect to the Parties hereto and shall not be construed in favor or against any one Party, regardless of which Party was generally responsible for the preparation of this Agreement.

         IN WITNESS WHEREOF, this Global Resolution Agreement is hereby executed as of the dates set forth below.


CYGNUS, INC.                             SANKYO PHARMA INC.

By : /s/ John C Hodgman                  By: /s/ Joseph P. Pieroni
     -------------------------------         ___________________________________

Print Name: John C Hodgman               Print Name: Joseph P. Pieroni
                                                    ___________________________

Title: Chairman, President and CEO       Title: President
                                               _________________________________


Date: December 23, 2003                  Date: December 23, 2003
                                              __________________________________

                    Exhibit A to Global Resolution Agreement:
       Distribution and Customer Services To Be Provided By Sankyo Pharma

1) Sankyo Pharma will continue to distribute the Product for the Term in the Territory (defined as the United States and its territories and commonwealth possessions only and does not include any other countries), from the existing inventory as of the date of full execution of this Global Resolution Agreement, and provide customer services, and otherwise comply with the obligations set forth herein, specifically including, but not limited to:

         a) fulfilling orders for Product from new or existing users of the Product, and

         b) issuing refunds for sales made prior to the end of the Term using the same practices in effect on September 30, 2003.

         During the Term, Sankyo Pharma will not sell or distribute any glucose monitoring product of a party other than Cygnus, and shall comply with the Quality Agreement attached to this Global Resolution Agreement as Exhibit F.

2) Distribution and customer service activities that Sankyo Pharma will provide, or ensure the provision of, during the Term include but are not limited to: Product storage at CORD, Product shipments from CORD to TheraCom, Product order fulfillment to end-user customers by TheraCom, maintenance of the IVR system by Intelemedia (provided that any changes to the IVR system must be first approved in writing by Cygnus), maintenance of the glucowatch.com website by N8 (provided that any changes to the website must be first approved in writing by Cygnus), release of Product information from Saddle River, response to healthcare professionals by PPD, and, on or before January 15, 2004, mailing of the letter identified in Exhibit D to the same healthcare professionals who received Sankyo Pharma's October 7, 2003 letter.

3) Sankyo Pharma shall not decrease either the range of services provided or the level of resources dedicated to performing such distribution and customer service activities during the Term. Furthermore, Sankyo Pharma shall only sell Product to TheraCom and shall not supply or distribute Product through any other source unless authorized in writing by Cygnus. Sankyo Pharma shall not distribute any practice or sample Biographers unless so authorized in writing by Cygnus.

4) Any and all costs associated with Sankyo Pharma's distribution and customer service activities relating to the Product, as set forth in this Exhibit A, shall be borne exclusively by Sankyo Pharma.

5) Within 15 calendar days of receiving written notice from Cygnus to discontinue distribution of the Product, Sankyo Pharma shall return all Product and any new and unused advertising, marketing, and promotional materials for the Product maintained at the Sankyo Pharma distribution center, at Sankyo Pharma's cost. All other materials will be destroyed by Sankyo Pharma.

6) To the extent Cygnus later distributes or causes to distribute any of these returned Products or advertising, marketing, or promotional materials, and such Products or materials identify or reference Sankyo Pharma, Cygnus will either remove all such references to Sankyo Pharma, or will provide written notice with all such Products and materials that Sankyo Pharma is no longer distributing the Product.

7)       Sankyo Pharma and Cygnus will each, at its sole cost and expense:

         (a)      comply with good business practices and all applicable laws and regulations;

         (b)      promptly notify the other Party or its designee of any Product complaints or adverse patient reactions and any actual or potential governmental actions relevant to any Product;

         (c)      not make any false claims, representations, warranties or
                           guarantees to any third party with respect to the specifications, features, capabilities or intended use of the Product; and

         (d)      keep for 5 years after termination of this Global Resolution
                           Agreement records of information relating to the Product.

8) Adverse Event Reporting ("AER"). Sankyo Pharma shall report all suspected AERs to Cygnus' Regulatory Department or its designee, via telephone at 1-866-GLWATCH or to such other number as Cygnus may designate, as soon as possible but in no event later than 2 business days of receipt of such information by any employee of Sankyo Pharma. AER shall mean any adverse medical event in or complaint by a patient who uses the Product (as defined by Parts 803 and 820 of the U.S. Code of Federal Regulations Chapter 21 and any other applicable definitions in regulations promulgated by the FDA) that require reporting by Cygnus to the FDA. If requested, Sankyo Pharma will make reasonable efforts to assist Cygnus, or its designee, in obtaining AER follow-up information from reporters initially identified by Sankyo Pharma. Cygnus shall retain responsibility for all FDA reporting requirements, and Sankyo Pharma shall have no responsibility to report any AER to the FDA.

9) Regulatory Notification to Sankyo Pharma. Cygnus shall notify Sankyo Pharma promptly (and in any event within two 2 business days) of its receipt of information from the FDA:

         (a) that raises any material concerns regarding the safety or effectiveness of the Product or would affect Product labeling;

         (b) that indicates a material liability for any Party arising in connection with the Product;

         (c) that, in Cygnus' opinion, is reasonably likely to lead to a recall or market withdrawal of the Product;

         (d) of any materially adverse action of the FDA or any other governmental or regulatory authority relating to:

                  (i) inspections of manufacturing, distribution or other related facilities;

                  (ii) inquiries concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties); and

                  (iii) any communication specifically involving the manufacture, marketing, sale, or distribution of the Product or any other reviews or inquiries relating to the Product;

         (e) of a receipt of a "Warning Letter" or other correspondence relating to the Product from the FDA or any other governmental or regulatory authority in the Territory; and

         (f) of an initiation of any governmental or regulatory authority investigation, detention, seizure or injunction concerning the Product.

10) Prior to January 31, 2004, Cygnus shall place a written order for 2,880 (15 pallets) of GlucoWatch G2(R) Biographer Starter Kits, 46,080 (4 pallets) AutoSensors from lot # 50637, and 544 (2 pallets) Analyzers (Version 3.1) for distribution outside the United States, or for clinical trials conducted by Cygnus at its sole expense, or for business evaluation by third parties anywhere in the world. Within 7 days of receiving such order, Sankyo Pharma shall ship the ordered Product to a location in the Territory specified by Cygnus in the written order. The shipping cost for such Product shall be borne by Cygnus. The order shall be placed with the contact person or other such person so designated by Sankyo Pharma to receive such order.

                    Exhibit B to Global Resolution Agreement:
                     License From Cygnus of Requisite Rights


1) "Cygnus Know-How" shall mean all information and data, technical information, trade secrets, specifications, instructions, processes, formulae, materials, expertise and information (whether or not patentable) relating to the Product, processes for its manufacture, its manufacture, development, use or marketing or methods of using the Product known to Cygnus, an affiliate, designee, licensee or sublicensee thereof as of the effective date of the Sales, Marketing and Distribution Agreement or developed or acquired by Cygnus, an affiliate, designee, licensee or sublicensee thereof at any time during the term of either the Sales, Marketing and Distribution Agreement or this Global Resolution Agreement.

2) "Cygnus Patent Rights" shall mean all U.S. patent rights owned or controlled by or licensed to Cygnus or an affiliate thereof, as of the effective date of the Sales, Marketing and Distribution Agreement or at any time during the term of either the Sales, Marketing and Distribution Agreement or this Global Resolution Agreement, relating to the Product, including, but not limited to, its development, processes for its manufacture, use of the Product or methods of using the Product as well as any improvements thereof. Cygnus Patent Rights shall include all U.S. patents and U.S. patent applications, all U.S. divisionals, U.S. continuations, U.S. substitutions, U.S. continuations-in-part, U.S. re-examinations, U.S. reissues, U.S. extensions, U.S. registrations and the like of the foregoing. Cygnus Patent Rights shall also include Cygnus', or any affiliate's share of any U.S. patent rights relating to the Product jointly owned by Cygnus or such affiliate of Cygnus. Attached hereto as Exhibit C is a list of U.S. patents owned by Cygnus or licensed by Cygnus relating to the Product as of the date of the full execution of this Global Resolution Agreement. Cygnus Patent Rights shall not include any patent rights outside of the United States.

3) Cygnus hereby grants to Sankyo Pharma the right to sell and market the Product during the Term in the Territory under the terms and conditions set forth herein. Cygnus also grants to Sankyo Pharma a non-exclusive license during the Term in the Territory under all patents, know-how, trademarks, copyrights, trade secrets, and all other intellectual property of any nature whatsoever relating to the Product, including but not limited to Cygnus Patent Rights, Cygnus trademarks, Cygnus copyrights, and Cygnus Know-How required to make, use, sell, or offer for sale the Product. All such rights shall terminate at the conclusion of the Term.

4) If Sankyo Pharma or Cygnus receives a claim that any Product infringes upon a patent or copyright in the U.S., or that any Cygnus trademarks employed with a Product infringe upon a registered trademark, service mark, logo or protectable trade-dress of a third party in the U.S., ("Receiving Party"), the Receiving Party will notify the other Party promptly in writing to ensure that Cygnus has all necessary information and assistance and the authority to evaluate and defend such claim. Cygnus, at its sole and absolute discretion, shall determine what course of action it wishes to take in defending such a claim including but not limited to litigation, license and the like. Cygnus shall indemnify, defend and hold harmless Sankyo Pharma, and its officers, directors, employees and agents with respect to such claims in accordance with the terms and conditions of this agreement.

5) Cygnus and Sankyo Pharma each will purchase and maintain in full force and effect, with a responsible insurance carrier, the insurance coverage and amounts typical in the medical devices industry for the type of activities performed by each of the Parties for similarly positioned and sized companies. Specifically, Cygnus will be solely responsible for insuring against product liability claims arising from, or relating to, Product in the Territory, and for otherwise insuring the Product to which it takes title as a result of this Global Resolution Agreement. Cygnus shall maintain product liability insurance throughout the Term in an amount of at least ten million dollars ($10,000,000) on a "per occurrence" basis with an insurance company rated at least A-3 by Best's rating guide. Sankyo Pharma shall be added as an additional insured on such insurance policy. Cygnus shall also maintain adequate property insurance throughout the Term applicable to the Product to which Cygnus takes title as a result of this Global Resolution Agreement. Sankyo Pharma shall maintain all insurance necessary for its obligations throughout the Term in the Territory in an amount of at least ten million dollars ($10,000,000) on a "per occurrence" basis with an insurance company rated at least A-3 by Best's rating guide. Cygnus shall be added as an additional insured of Sankyo Pharma's insurance policy. Each Party shall provide the other with a certificate of each such policy of insurance and shall keep such policy current. Each such insurance policy shall provide for at least 30 calendar days prior written notice to Cygnus and Sankyo Pharma of the cancellation or any substantial modification of the terms of coverage.

                    Exhibit C to Global Resolution Agreement:
                            Cygnus' U.S. Patent List

                                                                       EXHIBIT C

                                  CYGNUS, INC.
                                  U.S. PATENTS
                               (DECEMBER 15, 2003)

Owned by Cygnus:

U.S. 5,735,273, "Chemical Signal-Impermeable Mask," issued April 7, 1998

U.S. 5,771,890, "Device and Method for Sampling of Substances Using Alternating
      Polarity," issued June 30, 1998

U.S. 5,827,183, "Method of Measuring Chemical Concentration Iontophoretically
      Using Impermeable Mask," issued October 27, 1998

U.S. 5,954,685, "Electrochemical Sensor with Dual Purpose Electrode," issued
      September 21, 1999

U.S. 5,989,409, "Method for Glucose Sensing," issued November 23, 1999

U.S. 6,023,629, "Method of Sampling Substances Using Alternating Polarity of
      Iontophoretic Current," issued February 8, 2000

U.S. 6,141,573, "Chemical Signal-Impermeable Mask," issued October 31, 2000

U.S. 6,144,869, "Monitoring of Physiological Analytes," issued November 7, 2000

U.S. 6,180,416, "Method and Device for Predicting Physiological Values," issued
      January 30, 2001

U.S. 6,201,979, "Chemical Signal-Impermeable Mask," issued March 13, 2001

U.S. 6,233,471, "Signal Processing for Measurement of Physiological Analysis," issued May 15, 2001

U.S. 6,272,364, "Method and Device for Predicting Physiological Values," issued
      August 7, 2001

U.S. 6,298,254, "Device for Sampling Substances Using Alternating Polarity of
      Iontophoretic Current,' issued October 2, 2001

U.S. 6,299,578, "Methods for Monitoring a Physiological Analyte," issued
      October 9, 2001

U.S. 6,309,351, "Methods for Monitoring a Physiological Analyte," issued
      October 30, 2001


                                      -18a-

U.S. 6,326,160, "Microprocessors for Use in a Device for Predicting
      Physiological Values," issued December 4, 2001

U.S. 6,341,232, "Methods for Producing Collection Assemblies, Laminates, and
      AutoSensor Assemblies for Use in Transdermal Sampling Systems," issued January 22, 2002

U.S. 6,356,776, "Device for Monitoring Physiological Analytes," issued March
      12, 2002

U.S. 6,370,410, "Method of Producing an Assembly for Use in a Monitoring
      Device," issued April 9, 2002

U.S. 6,391,643, "Kit and Method for Quality Control Testing of a Iontophoretic
      Sampling System," issued May 21, 2002 (and U.S. Design Patent 438,807, issued March 13, 2001)

U.S. 6,393,318, "Collection Assemblies, Laminates, and AutoSensor Assemblies for Use in Transdermal Sampling Systems," issued May 21, 2002

U.S. 6,398,562, "Device and Methods for the Application of Mechanical Force to a Gel/Sensor Assembly," issued June 4, 2002 (and U.S. Design Patent 437,603, Issued February 13, 2001)

U.S. 6,438,414, "Collection Assembles, Laminates, and AutoSensor Assemblies for
      Use in Transdermal Sampling Systems," issued August 20, 2003

U.S. 6,529,755, "Chemical Signal-Impermeable Mask," issued March 4, 2003

U.S. 6,546,269, "Method and Device for Predicting Physiological Values," issued
      April 8, 2003

U.S. 6,553,244, "Analyte Monitoring Device Alarm Augmentation System," issued
      April 22, 2003

U.S. 6,561,978, "Devices and Methods for Frequent Measurement of an Analyte
      Present in a Biological System," issued May 13, 2003

U.S. 6,587,705, "Biosensor, Iontophoretic Sampling System, and Methods of Use
      Thereof," issued July 1, 2003

U.S. 6,594,514, "Device for Monitoring of Physiological Analytes," issued July
      15, 2003

U.S. 6,595,919, "Device for Signal Processing for Measurement of Physiological
      Analytes," issued July 22, 2003

U.S. 6,615,078, "Methods and Devices for Removing Interfering Species," issued
      September 2, 2003


                                     -18b-

U.S. 6,633,772, "Formulation and Manipulation of Databases of Analyte and
      Associated Values," issued October 14, 2003

U.S. 6,653,091, "Method and Device for Predicting Physiological Values," issued
      November 25, 2003


Exclusively Licensed from University of California:

U.S. 5,279,543, "Device for Intophoretic Non-Invasive Sampling or Delivery of
      Substances," issued January 18, 1994

U.S. 5,362,307, "Method for the Iontophoretic Non-Invasive-Determination of the
      In Vivo Concentration Level of an Inorganic or Organic Substance," issued November 8, 1994

U.S. 5,730,714, "Method for the Iontophoretic Non-Invasive Determination of the
      In Vivo Concentration Level of Glucose," issued March 24, 1998

U.S. 6,542,765, "Method for the Iontophoretic Non-invasive Determination of the
      In Vivo Level of an Inorganic or Organic Substance," issued April 1, 2003


                                      -18c-

                    Exhibit D to Global Resolution Agreement
                               Published Releases

(1)      Joint press release

(2)      Cygnus press release

(3) Joint letter to healthcare professionals who previously received correspondence concerning the dispute between Sankyo Pharma and Cygnus

Sankyo Pharma contacts:                       Cygnus contact:
Jennifer Bryda      Giovanna Falbo            Corporate Communications
Hill & Knowlton     Hill & Knowlton           650-369-4300
212-885-0623        212-885-0328

    SANKYO PHARMA INC. AND CYGNUS, INC. ANNOUNCE GLOBAL RESOLUTION AGREEMENT
       REGARDING DISTRIBUTION AND MARKETING OF GLUCOWATCH G2(R) BIOGRAPHER

PARSIPPANY, NJ and REDWOOD CITY, CA - December 23, 2003 - Sankyo Pharma Inc. and Cygnus, Inc. (OTC Bulletin Board: CYGN) today jointly announced that an agreement has been reached on the future distribution and marketing of Cygnus' GlucoWatch G2(R) Biographer products in the United States. The agreement is effective immediately and provides for Sankyo Pharma to pay Cygnus $30 million and transfer title to Cygnus of all GlucoWatch G2 Biographer products currently owned by Sankyo Pharma (approximately 20,000 G2 Biographers and 1 million AutoSensors). In addition, Sankyo Pharma will provide transition services related to distribution for up to six months. Patients and health care professionals will continue to be able to obtain GlucoWatch G2 Biographer products and support by calling 1-866-GLWATCH. The agreement between Cygnus and Sankyo Pharma resolves all litigation between them and ensures an uninterrupted supply of GlucoWatch G2 Biographer products and services.

"We believe a rapid settlement is in the best interests of people with diabetes who are current or future users of the GlucoWatch G2 Biographer, as well as our shareholders," stated John C Hodgman, Chairman, CEO and President of Cygnus, Inc.

"Patients are our number one priority so we are very pleased that this settlement will enable those with diabetes who use the GlucoWatch G2 Biographer to continue doing so," said Joseph P. Pieroni, President of Sankyo Pharma Inc.

ABOUT CYGNUS, INC.

Cygnus (www.cygn.com and www.glucowatch.com), founded in 1985 and headquartered in Redwood City, California, develops, manufactures and commercializes new and improved glucose-monitoring devices. The GlucoWatch G2(R) Biographer provides frequent, automatic

                                     -19a-
and non-invasive measurement of glucose levels. The Biographer is a prescription device and is indicated as an adjunctive device to supplement blood glucose testing to provide more complete, ongoing information about glucose levels.

SANKYO PHARMA INC.

Sankyo Pharma Inc. is dedicated to developing and marketing important pharmaceutical products for the U.S. market. A national sales force of 550 representatives promotes Sankyo Pharma products, and they are supported by dedicated managed care personnel.


Some of the statements in this news release, including in the documents incorporated by reference, are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about Cygnus' plans, objectives, expectations, intentions and assumptions and other statements contained in this news release, including in the documents incorporated by reference, that are not statements of historical fact. Forward-looking statements include, but are not limited to, statements about the Cygnus' capabilities and potential of the GlucoWatch G2 Biographer business; Cygnus' ability to manufacture and commercially scale up the GlucoWatch G2 Biographer; Cygnus' plans for commercialization alliances; Cygnus' ability to achieve market acceptance of the GlucoWatch G2 Biographer; and the speed and potential results of the regulatory process. In some cases, you can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continues," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. Cygnus cannot guarantee future results, levels of activity, performance or achievements. The actual results and the timing of certain events may differ significantly from the results and timing discussed in this news release.

NOTE: "GlucoWatch" and "G2" are registered trademarks of Cygnus, Inc.

                                       END

                                     -19b-

                                       Cygnus, Inc.
                                       Corporate Communications
                                       650-369-4300

  CYGNUS, INC. AND SANKYO PHARMA INC. SETTLE LAWSUIT REGARDING DISTRIBUTION AND
          MARKETING OF GLUCOWATCH G2(R) BIOGRAPHER IN THE UNITED STATES


Redwood City, CA - December 23, 2003 - Cygnus, Inc. (OTC Bulletin Board: CYGN) today announced a Global Resolution Agreement with Sankyo Pharma Inc. relating to the future distribution and marketing in the United States of Cygnus' GlucoWatch G2(R) Biographer. The agreement provides, upon execution, for Sankyo Pharma to pay Cygnus $30 million in cash and transfer to Cygnus title of all GlucoWatch G2 Biographer products currently owned by Sankyo Pharma (approximately 20,000 G2 Biographers and 1 million AutoSensors). In addition, Sankyo Pharma will provide transition services related to distribution of the GlucoWatch G2 Biographer products for up to six months. Patients and health care professionals will continue to be able to obtain GlucoWatch G2 Biographer products and support by calling 1-866-GLWATCH. The agreement between Cygnus and Sankyo Pharma is effective immediately and resolves all litigation between Cygnus and Sankyo Pharma and ensures an uninterrupted supply of GlucoWatch G2 Biographer products and services to patients and healthcare professionals.

"Cygnus is dedicated to making the GlucoWatch G2 Biographer available for people with diabetes because we believe that the information provided by frequent, noninvasive and automatic glucose monitoring can be of great assistance in improving diabetes management," stated John C Hodgman, Chairman, CEO and President of Cygnus, Inc. "We are convinced that a rapid settlement is in the best interests of people with diabetes who are current or future users of the GlucoWatch G2 Biographer, as well as our stockholders. We are currently in discussions with companies regarding alternative sales, marketing and distribution approaches in the United States and/or worldwide, and other strategic alternatives. This agreement gives us a significant cash infusion, reduces our liabilities by up

                                     -19c-
to $48 million, and provides us with an adequate period of time in which to pursue future arrangements," Mr. Hodgman added.

ABOUT CYGNUS, INC.

Cygnus (www.cygn.com and www.glucowatch.com), founded in 1985 and headquartered in Redwood City, California, develops, manufactures and commercializes new and improved glucose-monitoring devices. Cygnus' products are designed to provide more data to individuals and their physicians and enable them to make better-informed decisions on how to manage diabetes. The GlucoWatch(R) Biographer was Cygnus' first approved product. The device, its second-generation model, the GlucoWatch G2(R) Biographer, and, in November 2003, the third-generation Biographer, are the only products approved by the FDA that provide frequent, automatic and non-invasive measurement of glucose levels. The Biographer is a prescription device and is not intended to replace the common "finger-stick" testing method, but is indicated as an adjunctive device to supplement blood glucose testing to provide more complete, ongoing information about glucose levels.

Some of the statements in this news release, including in the documents incorporated by reference, are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this news release, including in the documents incorporated by reference, that are not statements of historical fact. Forward-looking statements include, but are not limited to, statements about the capabilities and potential of the GlucoWatch Biographer business; our ability to manufacture and commercially scale up the GlucoWatch G2 Biographer; our plans for commercialization alliances; our ability to achieve market acceptance of the GlucoWatch G2 Biographer; and the speed and potential results of the regulatory process. In some cases, you can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continues," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results and timing discussed in this news release.

NOTE: "GlucoWatch" and "G2" are registered trademarks of Cygnus, Inc.

                                       END

                                     -19d-

                                December XX, 2003

Dear Health Care Professional,

We are writing to inform you that Sankyo Pharma Inc. and Cygnus, Inc. have reached an agreement regarding the continued sales, marketing and distribution of the GlucoWatch G2(R) Biographer in the United States. As part of a settlement agreement that resolves all litigation between the parties, Cygnus will assume responsibility for sales, marketing and distribution, and Sankyo Pharma will provide distribution and customer services for the GlucoWatch G2(R) Biographer for up to a six-month transition period as Cygnus develops an alternative sales, marketing and distribution arrangement in the U.S. As a result of the settlement agreement, Sankyo Pharma's sales force will no longer be supporting the Biographer.

Please see our joint press release on this matter, attached for your convenience.

You and your patients will continue to be supported by Cygnus via the toll-free telephone number (1-866-GLWATCH). There is a substantial inventory of G2(R) Biographers and AutoSensors available by prescription so there should be no interruption in supply for you or your patients.

At Sankyo Pharma, we are proud of the work we have done to help Cygnus introduce the innovative GlucoWatch G2(R) Biographer. Sankyo Pharma is committed to the discovery and development of important pharmaceutical products for the U.S. market.

As more information becomes available, Cygnus will continue to keep you informed.

Sincerely,


Craig W. Carlson                                John Gargiulo
Chief Operating Officer                         Vice President, Marketing &
Chief Financial Officer                         Commercial Operations
Cygnus, Inc                                     Sankyo Pharma Inc.



                                     -19e-

                    Exhibit E to Global Resolution Agreement
                            Product Pricing Schedule

    PRODUCT                                       UNIT PRICE TO THERACOM
Biographer                                              $698.00
Individual AutoSensor                                   $7.50
Analyzer                                                $60.00

                    Exhibit F to Global Resolution Agreement
                                Quality Agreement

                           QUALITY AGREEMENT BETWEEN
                      SANKYO PHARMA INC. AND CYGNUS, INC.
            PURSUANT TO THE SUPPLY AGREEMENT DATED JANUARY 23, 2003
                       AND ATTACHED THERETO AS EXHIBIT C

DISTRIBUTOR:  Sankyo Pharma Inc.
              Two Hilton Court
              Parsippany, New Jersey 07054
              USA

SUPPLIER:     Cygnus, Inc.
              400 Penobscot Road
              Redwood City, CA 94063
              USA


DATE:    January 23, 2003

This Quality Agreement, made between the above-referenced Distributor and Supplier as an Exhibit to the Supply Agreement, outlines requirements and responsibilities for handling key quality systems necessary to support the manufacturing, testing, release and distribution of the Product by the Supplier and Distributor. The following requirements will be in effect unless otherwise agreed to in writing by both parties. Capitalized terms used herein shall be defined in the Supply Agreement, dated January 23, 2003, and the Sales, Marketing and Distribution Agreement, effective July 8, 2002, between the parties.

I.  PROCESS CONTROL:

A. The Distributor shall follow Product specifications used for storage as set forth in Appendix 1 to this Quality Agreement.

B. The Distributor shall pick, pack and ship each order of Product in accordance with the Distributor's written procedures.

I.  CHANGE CONTROL

A. The Distributor shall notify the Supplier in writing in advance of any proposed changes to the storage, handling, transport and return of Product.

B. The Distributor shall notify the Supplier in writing in advance of any changes to the facility or equipment that may have an impact on the performance of Product.

C. The Supplier shall notify the Distributor in writing in advance of any proposed changes in Product specifications that affect the stability, storage, handling, transport and return of Product.

D. The Supplier shall notify the Distributor in writing in advance of any changes to the facility or equipment that may have an impact on the performance of Product.


                                     -21a-

II. DISTRIBUTOR QUALITY AND REGULATORY REQUIREMENTS

A. The Distributor shall comply with all applicable laws and regulations in force from time to time relating to the sale or distribution of Product including, without limitation, any federal laws or regulations in force which implement the Quality System Regulation (QSR 21) (CFR - Part 820) effective June 1, 1997 and any government, regulatory, or licensing requirements for such sale and distribution of the Product in the Territory.

B. The Distributor shall train personnel involved in the processing of Product in their job specific responsibilities and all such training shall be documented.

C. The Distributor shall use good housekeeping practices in the environment where the Distributor stores Product and shall provide commercially reasonable security to Product at the Distributor's premises.

D. The Distributor shall maintain written documentation conforming to the Distributor's procedures attesting to the proper receipt and storage of Product.

E. The Distributor shall maintain an adequate Preventive Maintenance and Calibration program for any equipment used in the handling and storage of Product.

F.  The Distributor shall communicate in writing to the Supplier within seven
    (7) business days upon receipt of Product that appears to be damaged or otherwise altered.

G. The Distributor shall not alter in any way the Product, the packaging for the Product or any instructions for use or other associated documentation or literature provided by the Supplier relating to the Product.

H. The Distributor shall utilize validated shipping containers when shipping the Product and shall ship Product to third-party customers as set forth in Appendix 1 to this Quality Agreement.

The Distributor shall within five (5) business days notify the Supplier or its designee of Product quality complaints not classified as adverse or unexpected reactions, results or experiences and shall keep records of such Product quality complaints.

III. SUPPLIER QUALITY AND REGULATORY REQUIREMENTS

A. The Supplier shall comply with all applicable laws and regulations in force from time to time relating to the manufacturing, testing, release and shipping, including, without limitation, any federal laws or regulations in force which implement the Quality System Regulation (QSR) (21 CFR- Part 820) effective June 1, 1997 and any government, regulatory, or licensing requirements for the such manufacturing, testing, release and shipping of the Product in the Territory.

B. The Supplier shall train personnel involved in the manufacturing and testing of Product in their job specific responsibilities and all such training shall be documented.


                                     -21b-

C. The Supplier shall use good housekeeping practices in the environment where the Supplier manufacturers and tests Product and shall provide commercially reasonable security to Product at the Supplier's premises.

D. The Supplier shall maintain written documentation conforming to the Supplier's procedures attesting to the proper manufacturing and testing of Product.

E. The Supplier shall maintain an adequate Preventive Maintenance and Calibration program for any equipment used in the manufacturing and testing of Product.

F. The Supplier shall utilize validated shipping containers when shipping the Product to the Distributor and shall ship Product as set forth in Appendix 1 to this Quality Agreement.

G. The Supplier shall perform a product release review to ensure that each production run, lot, or batch of Product meets all Supplier established acceptance criteria and QSR requirements (21CFR Section 820) prior to commercial distribution.

H. The Supplier shall review, approve and provide with each Product shipment a Certificate of Conformance (C of C) on Supplier letterhead.

I. The Supplier's Certificate of Conformance shall include the expiration date of the product (where applicable) and a statement that the Product has been manufactured, tested and released in accordance with Supplier established acceptance criteria and QSR requirements (21CFR Section 820).

IV. QUALITY AND REGULATORY REQUIREMENTS OF BOTH PARTIES

A. Both parties ("the Inspected Party") shall, at reasonable intervals, allow the other party (the "Inspecting Party") to audit or inspect the Inspected Party's facility and Quality Assurance systems and provide to the Inspecting Party a written response within thirty (30) calendar days of receipt of written deficiencies on the audit or inspection by the Inspecting Party; and within a mutually agreed upon schedule between the Inspected Party and Inspecting Party, of such audit or inspection, the Inspected Party will close out to the Inspecting Party's satisfaction any deficiencies of actions to be corrected. For FDA inspections, the other party will review all responses that address any FDA 483 observations prior to the Inspected Party submitting a response to the FDA.

B. The Distributor and Supplier shall maintain for a minimum of five (5) years after termination of this Agreement and shall make available to either party accurate books, records, and accounts relating to manufacturing, testing, release, sale and distribution of the Product. Upon termination of the Supply Agreement, the Distributor and Supplier shall make copies of any such books, records, and accounts if so requested by either party.


                                     -21c-

V.  KEY CONTACTS AND SIGNATURES

Sankyo Pharma Inc. (Distributor)

         Signature:   /s/ James T. Molt
         Name:        James T. Molt, Ph.D.
         Title:       Vice President, Regulatory Affairs
         Date:        28 Jan 2003

         Signature:   /s/ John P. Gargiulo
         Name:        John Gargiulo
         Title:       VP Marketing & Commercial Ops
         Date:        1/29/03

Cygnus, Inc. (Supplier)

         Signature:   /s/ B.S. Kersten
         Name:        Brian S. Kersten
         Title:       VP, RA/QA & Analytical Sciences
         Date:        1-23-03

         Signature:   /s/ John C Hodgman
         Name:        John C Hodgman
         Title:       Chairman, President & CEO
         Date:        1/23/03


                        APPENDIX 1 TO QUALITY AGREEMENT

           Description of Supplier Storage and Delivery Requirements

Supplier
Product     UOM      Description             Storage                          Minimum Life
Number                                       Temperature                      Required to Ship
----------------------------------------------------------------------------------------------
2335-XX     EA       Biographer Starter Kit  Ambient                          N/A
1890-XX     CT       AutoSensor (1O/CT)      2-8(degree)C [36-46(degree)F]    2 Months
1890-XX     CT       AutoSensor (16/CT)      2-8(degree)C [36-46(degree)F]    2 Months
1720-XX     EA       QC Test Kit             Ambient                          2 Months
2017-XX     EA       Analyzer                Ambient                          N/A

Additional Requirements:

1,       Ambient Product storage will be at <30(degree)C [<86(degree)F],
2.       Product shipments will be tracked at the lot number level.


                                     -21d-